SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

October 4, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02: Unregistered Sales of Equity Securities

     On October 4, 2005, the Registrant ("TXCO") entered into a participation agreement with Peacock Oil & Gas Properties, Ltd. ("Peacock") and Elton Smith ("Smith") under which TXCO acquired all of the oil and gas leasehold working interest in all depths and formations underlying approximately 135,000 gross acres (approximately 128,000 net acres) located in Presidio and Brewster Counties, Texas. This transaction was closed on October 21, 2005. TXCO paid for this new acreage with cash and issuance to Peacock and Smith of 450,000 shares of unregistered common stock of TXCO. TXCO issued the 450,000 shares to Peacock and Smith in reliance upon the exemptions from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 (the "Act") and Regulation D under the Act. TXCO believes these exemptions to be available due to the private nature of the transaction and the accredited investor status of Peacock and Smith.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description

99.1	Participation Agreement between the Registrant and Peacock Oil & Gas Properties, Ltd. *

99.2	First Amendment to Participation Agreement between the Registrant and Peacock Oil & Gas Properties, Ltd.

  *  Registrant is concurrently requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 for a portion of the referenced exhibit and is filing a redacted version with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 30, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)